Exhibit 10.1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXCLUSIVE LICENSE AGREEMENT

BETWEEN

SAGE THERAPEUTICS, INC.

AND

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

FOR

NEUROSTEROIDS AND THEIR USE IN SEIZURES AND

TRAUMATIC BRAIN INJURY

UC Cases Nos. 2013-118 and 2013-352

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXCLUSIVE LICENSE AGREEMENT FOR

NEUROSTEROIDS AND THEIR USE IN SEIZURES AND

TRAUMATIC BRAIN INJURY

UC Cases Nos. 2013-118 and 2013-352

This exclusive license agreement (“Agreement”) is effective June 6, 2015 (“Effective Date”), by and between (a) The Regents of the University of California (“The Regents”), a California corporation, having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200, acting through UC Davis InnovationAccess, with an address at 1850 Research Park Drive, Suite 100, Davis, California 95618-6153 and (b) Sage Therapeutics, Inc. (“Licensee”), a Delaware corporation, having a principal place of business at 215 First Street, Cambridge, Massachusetts 02142. The Regents and Licensee will be referred to herein, on occasion, individually as “Party” or collectively as “Parties”.

RECITALS

Whereas, The Regents has an assignment of title to the inventions entitled [***] (the “Inventions”), as described in The Regents’ Case Nos. 2013-118 and 2013-352, respectively, invented by Michael Rogawski, Ph.D., et al., employed by the University of California, Davis, and to the patents and patent applications under Patent Rights as defined below, which are directed to the Inventions;

Whereas, The Regents and Licensee entered into a Confidential Disclosure Agreement [***] effective November 7, 2012, as amended (“Confidentiality Agreement”), for the purpose of allowing Licensee to evaluate its interest in a license agreement covering the Inventions;

Whereas, The Regents and Licensee entered into a Letter Agreement [***] effective March 12, 2013 and extensions thereof effective July 12, 2013, December 12, 2014, and April 7, 2015 (“Letter Agreement”) for the purpose of granting Licensee an exclusive right to negotiate an exclusive license under Patent Rights;

Whereas, Licensee has provided The Regents with a commercialization plan for the Inventions in order to allow The Regents to evaluate Licensee’s capabilities;

Whereas, the development of the Inventions was sponsored in part by one or more agencies of the United States Government; The Regents elected to retain title to the Inventions subject to the rights of the United States Government under 35 U.S.C. 200-212 and implementing regulations; and The Regents has granted to the United States Government a non-exclusive, non-transferable, irrevocable, paid-up license to practice or have practiced the Inventions for or on behalf of the United States Government throughout the world;

Whereas, Licensee is a “small entity” as defined in 37 C.F.R. 1.27;

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Whereas, The Regents and Licensee desire to have the Inventions developed and commercialized so that products resulting therefrom may be available for public use and benefit; and

Whereas, Licensee desires to acquire, and The Regents desires to grant, a license under Patent Rights to make, use, sell, offer for sale, and import products, methods, and services in accordance with the terms herein.

Now, therefore, the Parties agree as follows:

1. DEFINITIONS

1.1	“Affiliate” of Licensee (or of a Sublicensee, respectively) means any entity that, as of the applicable point in time during the term of this Agreement, directly or indirectly Controls Licensee (or a Sublicensee, respectively), is Controlled by Licensee (or a Sublicensee, respectively), or is under common Control with Licensee (or a Sublicensee, respectively). “Control” means (a) having the actual, present capacity to elect a majority of the directors of such entity, (b) having the power to direct at least fifty percent (50%) of the voting rights entitled to elect directors of such entity, or (c) in any country where the local law will not permit foreign equity participation of a majority of the outstanding stock or voting rights of such entity, the ownership or control, directly or indirectly, of the maximum percentage of such outstanding stock or voting rights permitted by local law.

1.2	“Licensed Field of Use” means all uses.

1.3	“Licensed Method” means any process or method the use or practice of which, (a) but for the license granted pursuant to this Agreement, would infringe, or contribute to or induce the infringement of, a Valid Claim of any issued, unexpired patent under Patent Rights, or (b) is covered by a claim in a pending patent application under Patent Rights. As used in Subparagraph (b) of this Paragraph 1.3, “covered by a claim in a pending patent application” means that such use or practice would, but for the license granted pursuant to this Agreement, constitute infringement, contributory infringement, or inducement of infringement, of such claim if such claim were issued.

1.4	“Licensed Product” means any product, material, kit, or other article of manufacture or composition of matter, the making, use, Sale, offer for Sale, or import of which (a) but for the license granted pursuant to this Agreement, would infringe, or contribute to or induce the infringement of, a Valid Claim of any issued, unexpired patent under Patent Rights, (b) is covered by a claim in a pending patent application under Patent Rights, or (c) or would require the performance of the Licensed Method. As used in Subparagraph (b) of this Paragraph 1.4, “covered by a claim in a pending patent application” means that such making, use, Sale, offer for Sale, or import would, but for the license granted pursuant to this Agreement, constitute infringement, contributory infringement, or inducement of infringement, of such claim if such claim were issued.

1.5	“Licensed Service” means a service provided using Licensed Products or Licensed Methods, including, without limitation, any such service provided in the form of contract research or other research performed by Licensee on behalf of a third party.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.6	“Licensed Territory” means the United States of America and its territories and possessions, and any foreign countries where Patent Rights exist.

1.7	“Net Sales” means the gross invoice price charged by, and the value of non-cash consideration owed to, Licensee or a Sublicensee for Sales of Licensed Products and Licensed Services, less the sum of the following actual and customary deductions to the extent applicable: (a) cash, trade or quantity discounts; (b) sales, use, tariff, import or export duties, or other excise taxes, when included in the gross invoice price, but not value-added taxes assessed on (or income taxes derived from) such Sales; (c) transportation and related freight/shipping insurance charges; and (d) allowances or credits to customers because of rejections or returns. For purposes of calculating Net Sales, a Sale by Licensee to a Sublicensee for end use by the Sublicensee will be treated as a Sale at Licensee’s list price; any other transfer between or among Licensee and Sublicensee(s) not for end use shall not be considered a Sale.

1.8	[***]

and continuing applications thereof, including divisions, substitutions, extensions and continuation-in-part applications (only to the extent, however, that claims in the continuation-in-part applications are entitled to the priority filing date of the applicable above-listed parent patent application); patents issuing on said applications or continuing applications; reissues of such patents; and corresponding foreign patents or applications of any of the foregoing.

1.9	“Sale” means the act of selling, leasing, or otherwise transferring or providing Licensed Products, Licensed Methods, and Licensed Services for any consideration. Correspondingly, “Sell” means to make or cause to be made a Sale, and “Sold” means to have made or caused to be made a Sale. For a given product, the table below indicates whether the act of selling, leasing, or otherwise transferring or providing such product in a particular country constitutes a “Sale” hereunder:

Is Licensed Product, Licensed Methods, or Licensed Service?		Covered by a Patent Right in country where sold, leased, etc. ?
		Yes	No
Covered by a Patent Right in country where manufactured?	Yes	SALE	SALE
	No	SALE	NO SALE

1.10	“Sublicense” means a sublicense under this Agreement.

1.11

“Sublicense Income” means the total gross proceeds, excluding Sublicensee royalties, but including, without limitation, any license fees, maintenance fees, or milestone payments (other than milestone payments paid for the achievement of the milestones in Article 4 hereof), whether consisting of cash or any other forms of consideration and whether any rights other than Patent Rights are granted, which gross proceeds are received by or payable to the Licensee from any Sublicensee in consideration of the grant of a

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Sublicense under the Patent Rights; provided, however, that if rights other than Patent Rights are granted by Licensee to a Sublicensee, then Sublicense Income shall not include proceeds received by Licensee that are reasonably attributed to such other rights. Notwithstanding the foregoing, Sublicense Income shall not include proceeds attributed in a Sublicense Agreement to bona fide (a) debt financing; (b) equity (and conditional equity, such as warrants, convertible debt and the like) investments in the Licensee at market value to the extent that equity is not being provided as consideration in a Sublicense by Sublicensee; (c) reimbursements of patent-related costs actually incurred by the Licensee; and (d) payments or reimbursements specifically committed to research, development and/or manufacturing services to be provided on a going forward basis by Licensee for the applicable Sublicensee under such Sublicense, but only to the extent such amounts do not exceed Licensee’s cost of providing such services.

1.12	“Sublicensee” means a sublicensee under this Agreement (whether granted by Licensee or an upstream Sublicensee).

1.13	“Sublicense Agreement” means a sublicense agreement under this Agreement. For avoidance of doubt, Sublicense Agreements include agreements between (a) Sublicensee and Licensee and (b) Sublicensee and any of its Sublicensees.

1.14	“Valid Claim” means a claim of a patent in any country, which claim (a) has not expired, and (b) has not been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken.

2. GRANT

2.1	Subject to the limitations set forth in this Agreement, including, without limitation, the license granted to the United States Government referred to in the Recitals above and the rights reserved in Paragraph 2.2, The Regents hereby grants to Licensee an exclusive license under Patent Rights, in the Licensed Field of Use in the Licensed Territory, (a) to make, use, offer for Sale, import, and Sell Licensed Products and Licensed Services, and (b) to practice Licensed Methods.

2.2	The Regents reserves the right to do any one or more of the following:

(a)	publish any technical data resulting from research performed by The Regents relating to the Inventions; make, use, and import the Inventions and associated technology for educational and research purposes practice Patent Rights for educational and research purposes, including in order to make, use, and import products, and in order to use and practice methods; and

(b)	allow other educational and non-profit research institutions to do any one or more of the activities of Subparagraphs (a), (b), and (c) of this Paragraph 2.2, for educational and research purposes

2.3	Licensee will promptly inform The Regents (a) of any change in Licensee’s small entity status, as defined in 37 C.F.R. 1.27, and (b) of any Sublicense to an entity which does not have small entity status, as defined in 37 C.F.R. 1.27.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.4	To the extent required by 35 U.S.C. 204 and implementing regulations, any Licensed Products which are sold in the United States will be substantially manufactured in the United States.

3. SUBLICENSES

3.1	The license granted in Paragraph 2.1 includes the right to grant to Affiliates of Licensee, to Affiliates of Sublicensees, and to third parties a Sublicense under the rights granted to Licensee hereunder, provided that Licensee has exclusive rights under this Agreement at the time of the grant of the Sublicense. Additionally, such Sublicensees shall have the right to grant further sublicenses as provided below. Each Sublicensee may grant further Sublicenses, provided that each Sublicensee retains exclusive rights under the Sublicense with Licensee and Licensee retains exclusive rights under this Agreement. Every Sublicense will include:

(a)	a statement setting forth the date upon which Licensee’s exclusive license rights hereunder will expire,

(b)	a provision requiring the performance by the Sublicensee of all the obligations owed by Licensee to The Regents (and, if applicable, the United States Government) under this Agreement other than those rights and obligations specified in Article 4 (Fees) and Paragraph 5.3 (Minimum Annual Royalty);

(c)	a provision requiring payment of royalties by the Sublicensees such that Licensee receives an amount sufficient to permit Licensee to meet Licensee’s royalty obligations to The Regents at the rates and bases set forth in this Agreement;

(d)	a prohibition on the grant of further Sublicenses that do not comply with the sublicensing requirements set forth in this Article 3; and a provision imposing on the Sublicensee the same obligation of indemnification which Licensee has under Article 18 (Indemnification).

3.2	Licensee will pay to The Regents the Applicable Percentage (as defined below) of any Sublicense Income that is due to Licensee for the grant of rights under a Sublicense. Payment owed to The Regents under this Paragraph 3.2 is in addition to payments owed by Licensee to The Regents as Earned Royalties under Paragraph 5.1 below based on Sales by the Sublicensee, and is due within sixty (60) days after the end of the calendar quarter in which it was received by Licensee. For purposes of this Paragraph 3.2, the “Applicable Percentage” shall be (a) [***] percent ([***]%) as to any Sublicense Income received before the achievement of the diligence milestone set forth in [***], (b) [***] percent ([***]%) as to any Sublicense Income received after the achievement of the diligence milestone set forth in [***] and before the achievement of the diligence milestone set forth in [***], and (c) [***] percent ([***]%) as to any Sublicense Income received after the achievement of the diligence milestone set forth in [***].

3.3	Within thirty (30) days after execution of each Sublicense Agreement, or amendment thereof, to any Sublicensee other than an Affiliate of a Sublicensee, Licensee will inform The Regents of such executed Sublicense Agreement or amendment, and Licensee will furnish to The Regents a copy of such Sublicense Agreement or amendment.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.4	Affiliates of Licensee and Affiliates of Sublicensees will have no licenses under Patent Rights except as granted in a Sublicense Agreement pursuant to this Agreement.

3.5	For the purposes of this Agreement, the operations of Sublicensees under their respective Sublicense Agreements will be deemed to be the operations of Licensee, and Licensee may exercise any of its rights under this Agreement through Sublicensees, for which Licensee will be responsible.

3.6	Licensee will guarantee payment of all monies and other consideration due The Regents under this Agreement without regard to whether Licensee is able to collect payments from Sublicensees.

3.7	Upon termination of this Agreement for any reason, at the request of a Sublicensee that is in compliance with its Sublicense Agreement as of the date of such termination, The Regents will enter into a direct license agreement with such Sublicensee with substantially the same terms as this Agreement (substituting the Sublicensee for Licensee), except that the scope of the license granted to such Sublicensee under such agreement shall not exceed the scope of the license to the Patent Rights granted under such Sublicensee’s Sublicense Agreement.

4. FEES

4.1	Licensee will pay to The Regents a non-creditable, non-refundable license issue fee (“License Issue Fee”) of [***] Dollars ($[***]) due within fifteen (15) days after execution of this Agreement. The License Issue Fee is non-refundable and not an advance against royalties or other payments due under this Agreement. The duty to pay the License Issue Fee will survive any expiration or termination of this Agreement.

4.2	Licensee will pay to The Regents a license maintenance fee of [***] Dollars ($[***]) by the one-year anniversary of the Effective Date and by each anniversary of the Effective Date thereafter until the calendar year immediately following the calendar year in which the first Sale of Licensed Products or Licensed Services takes place.

4.3	Licensee will pay to The Regents the following milestone fees according to the following schedule:

(a)	[***] Dollars ($[***]) due within sixty (60) days after filing by Licensee or any Sublicensee of a new drug application (“NDA”) with the U.S. Food and Drug Administration (“FDA”) for a Licensed Product pursuant to Paragraph 6.2(a) of Article 6 (Diligence);

(b)	[***] Dollars ($[***]) due within sixty (60) days after receipt by Licensee or any Sublicensee of approval of a NDA for a Licensed Product;

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)	[***] Dollars ($[***]) due within sixty (60) days after the end of the calendar quarter in which cumulative Net Sales first reach [***] Dollars ($[***]); and

(d)	[***] Dollars ($[***]) due within sixty (60) days after the end of the calendar quarter in which cumulative Net Sales first reach [***] Dollars ($[***]).

Each milestone fee set forth in this Paragraph 4.3 is payable only once to The Regents regardless of the number of Licensed Products or Licensed Services, as applicable, that achieve it and is not refundable, not creditable, and not an advance against any royalties or other payments due under this Agreement.

5. ROYALTIES

5.1	Licensee will pay to The Regents earned royalties (“Earned Royalties”) at the rate of [***] percent ([***]%) of the Net Sales of all Licensed Products, Licensed Methods, and Licensed Services (“Earned Royalty Rate”). For the avoidance of doubt, the Licensee understands and agrees that the Earned Royalty Rate will not be further offsetted or discounted in any manner, including but not limited to, offsets/discounts to Earned Royalty Rate for royalty stacking purposes or on Sale of combination products.

5.2	Earned Royalties accruing to The Regents will be paid to The Regents, to be accompanied by the corresponding royalty report as required in Paragraph 7.4, quarterly within sixty (60) days after the end of each calendar quarter as follows: May 31 (for first quarter), August 31 (for second quarter), November 30 (for third quarter), and February 28 (for fourth quarter).

5.3	Beginning in the calendar year immediately following the calendar year in which the first Sale of Licensed Products, Licensed Methods, or Licensed Services takes place, and in each calendar year thereafter, Licensee will pay to The

Regents a minimum annual royalty (“Minimum Annual Royalty”) in the specified amounts for each year as set forth below:

•	[***];

•	[***];

•	[***].

The Minimum Annual Royalty will be paid to The Regents by February 28 of each year and will be credited against the Earned Royalties due and owing for the calendar year in which the Minimum Annual Royalty is made.

5.4	All payments due The Regents will be payable in United States dollars. When Licensed Products and Licensed Services are Sold for monies other than United States dollars, Earned Royalties will first be determined in the foreign currency of the country in which the Sale was made and then converted into equivalent United States dollars. The exchange rate will be that rate quoted in the Wall Street Journal on the last business day of the reporting period.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.5	Earned Royalty payments due to The Regents for Sales occurring in any country outside the United States will not be reduced by any taxes, fees, or other charges imposed by the government of such country on the remittance of royalty income; provided that The Regents has provided Licensee with all reasonably applicable certificates of exemption or other reasonably applicable documentation in The Regents’ possession reasonably requested by Licensee, which request Licensee shall be entitled to make one time only in the life of this Agreement under Article 9. to avoid or minimize imposition of such taxes, fees or other charges. Licensee will also be responsible for all bank transfer charges for payments to The Regents.

5.6	Licensee will make all payments under this Agreement either by check or electronic transfer, payable to “The Regents of the University of California” and Licensee will forward such payments to The Regents at the address shown in Paragraph 23.1.

5.7	If any patent or patent application, or any claim thereof, included within Patent Rights, expires, or is held invalid or unpatentable in a final decision by a court of competent jurisdiction and last resort and from which no appeal has been or can be taken, all obligations to pay Earned Royalties based on such patent, patent application, or claim will cease as of the date of such expiration or final decision. Licensee will not, however, be relieved from paying any Earned Royalties that accrued before such expiration or final decision, or that are based on Net Sales of Licensed Products or Licensed Services that remain Licensed Products or Licensed Services due to another patent, patent application, or claim within Patent Rights that is not expired or which is not held invalid or unpatentable in such final decision.

5.8	No Earned Royalties will be collected or paid hereunder on Sales to, or Sales for use by, the United States Government. Licensee will reduce the amount charged for such Sales by an amount equal to the Earned Royalties otherwise due The Regents as provided herein.

6. DILIGENCE

6.1	Licensee will diligently proceed with the development, manufacture, marketing, and Sale of Licensed Products, Licensed Methods, and/or Licensed Services in quantities sufficient to meet the market demand.

6.2	In addition to Licensee’s obligations under Paragraph 6.1, Licensee will accomplish the following milestones in Licensee’s activities under this Agreement:

(a)	[***]; and

(b)	[***].

6.3	If Licensee is unable to meet any of its diligence obligations set forth in Paragraphs 6.1 and 6.2, then The Regents will so notify Licensee of failure to perform. Licensee will

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

have the right and option to extend the target date of any such diligence obligation for a period of [***] upon the payment of [***] dollars ($[***]) within the thirty (30)-day period prior to the date to be extended, for each such extension option exercised by Licensee. Licensee may further extend the target date of any diligence obligation for an additional [***] upon payment of an additional [***] dollars ($[***]). Additional extensions may be granted only by written agreement of the Parties. These payments are in addition to any other payments owed under this Agreement. Should Licensee opt not to extend the obligation or fail to meet the obligation by the extended target date, then The Regents will have the right and option either to terminate this Agreement or to reduce Licensee’s exclusive license to a nonexclusive license. This right, if exercised by The Regents, supersedes the rights granted in Article 2 (Grant).

6.4	To exercise either the right to terminate this Agreement or to reduce the license to a non-exclusive license for lack of diligence under Paragraph 6.1 or 6.2, The Regents will give Licensee written notice of the deficiency. Licensee thereafter will have sixty (60) days to cure the deficiency. If The Regents has not received satisfactory written evidence that the deficiency has been cured by the end of the sixty (60)-day period, then The Regents may, at its option, either terminate the Agreement or reduce Licensee’s exclusive license to a non-exclusive license by giving written notice to Licensee. These notices will be subject to Article 22 (Notices).

7. PROGRESS AND ROYALTY REPORTS

7.1	Within sixty (60) days of each June 30 and December 31 following the end of the six (6)-month period commencing on the Effective Date, Licensee will submit to The Regents a semi-annual progress report covering Licensee’s activities related to the development and testing of Licensed Products, Licensed Services, and Licensed Methods, including the obtaining of necessary governmental approvals, if any, for marketing in the United States. These progress reports will be made until the first Sale occurs in the United States.

7.2	Each progress report will be a sufficiently detailed summary of activities of Licensee and any Sublicensees so that The Regents may evaluate and determine Licensee’s progress in the development of Licensed Products, Licensed Services, and Licensed Methods, and in meeting Licensee’s diligence obligations under Article 6, and will include (but not necessarily be limited to) the following: (a) summary of work completed and in progress; (b) current schedule of anticipated events and milestones, including diligence milestones under Paragraph 6.2; (c) anticipated market introduction dates for the Licensed Territory; and (d) Sublicensees’ activities during the reporting period.

7.3	In Licensee’s progress report immediately subsequent to the first Sale of a Licensed Product, Licensed Methods, or a Licensed Service by Licensee or by a Sublicensee, Licensee will report the date of such first Sale.

7.4	After the first Sale of a Licensed Product, Licensed Methods, or a Licensed Service, Licensee will make quarterly royalty reports to The Regents, to be accompanied by the corresponding Earned Royalty payment as required in Paragraph 5.2, within sixty (60) days after the quarters ending March 31, June 30, September 30, and December 31, of each year. Each such royalty report will include at least the following:

(a)	the volume of Licensed Products, Licensed Methods, and Licensed Services Sold;

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)	gross revenue from Sale of Licensed Products, Licensed Methods, and Licensed Services;

(c)	Net Sales pursuant to Paragraph 1.7, and the calculation of Net Sales, including all deductions taken, so that The Regents can confirm the calculation;

(d)	total Earned Royalties due The Regents;

(e)	names and addresses of Sublicensees for any new Sublicense Agreements entered into during the reporting quarter; and

(f)	reports should indicate which patent or patent application covers each Licensed Product, Licensed Methods, and Licensed Service Sold.

7.5	If no Sales of Licensed Products, Licensed Methods, or Licensed Services have occurred during the report period, the royalty report will contain a statement to this effect.

8. BOOKS AND RECORDS

8.1	Licensee will keep full, true, and accurate books of accounts containing all particulars that may be necessary for the purpose of showing (a) the amount of Earned Royalties payable to The Regents, and (b) Licensee’s compliance with other obligations under this Agreement. For five (5) years following the end of the calendar year to which they pertain, said books and the supporting data will be open, during Licensee’s normal business hours upon at least ten (10) business days’ notice, to the inspection and audit by representatives of The Regents reasonably acceptable to Licensee for the purpose of verifying Licensee’s royalty reports or compliance in other respects with this Agreement. Such representatives will be bound to hold all information in confidence except as necessary to communicate Licensee’s non-compliance with this Agreement to The Regents. The Regents may conduct such an inspection and audit only once in any twelve (12) - month period, and may not conduct such an inspection and audit with respect to the same time period more than once.

8.2	The fees and expenses of The Regents’ representatives performing such an examination will be borne by The Regents, provided that if an error in underpaid royalties to The Regents of more than five percent (5%) of the total Earned Royalties due for any year is discovered, then the fees and expenses of these representatives in conducting such examination will be borne by Licensee.

9. LIFE OF THE AGREEMENT

9.1	Unless otherwise terminated by operation of law or by acts of the Parties in accordance with the terms of this Agreement, this Agreement will be in effect from the Effective Date and will remain in effect for the life of the last-to-expire patent or last-to-be-abandoned patent application licensed under this Agreement, whichever is later.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.2	Any termination or expiration of this Agreement will not affect the rights and obligations set forth in the following:

Article 1	Definitions
Article 3	Sublicenses
Paragraph 4.1	License Issue Fee
Article 8	Books and Records
Article 9	Life of the Agreement
Article 12	Disposition of Licensed Products Upon Termination
Article 15	Use of Names and Trademarks
Article 16	Limited Warranties
Article 18	Indemnification
Article 22	Notices
Article 23	Payments
Article 25	Confidentiality
Article 27	Applicable Law; Venue; Attorneys’ Fees
Article 28	Force Majeure
Article 29	Scope of Agreement

9.3	Any termination or expiration of this Agreement will not relieve Licensee of Licensee’s obligation to pay any payment due or owing at the time of such termination or expiration and will not relieve any obligations, owed by either Party to the other Party, established prior to termination or expiration.

10. TERMINATION BY THE REGENTS

10.1	If Licensee should materially violate or fail to perform any term of this Agreement, then The Regents may give written notice of such material default (“Notice of Default”) to Licensee. If Licensee should fail to repair such default in accordance with Paragraph 10.4 and, if applicable, Paragraph 10.5, The Regents will have the right to terminate this Agreement and the licenses herein by providing a second written notice (“Notice of Termination”) to Licensee. If a Notice of Termination is sent to Licensee, this Agreement will automatically terminate on the effective date of such notice. Such termination will not relieve Licensee of Licensee’s obligation to pay any royalty or license fees owing at the time of such termination and will not impair any accrued rights of The Regents. These notices will be subject to Article 22 (Notices).

10.2	Notwithstanding Paragraph 10.1, this Agreement will terminate if Licensee files a claim including in any way the assertion that any portion of Patent Rights is invalid or unenforceable, where the filing of such claim is by Licensee, by a third party on behalf of Licensee, or by a third party at the urging of Licensee, and such claim is not a counterclaim made in a suit brought by The Regents.

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10.3	Notwithstanding Paragraph 10.1 above, this Agreement will automatically terminate in the event of Licensee’s insolvency or the filing of a petition for relief under the United States Bankruptcy Code (a) by Licensee as a debtor or (b) against Licensee as an alleged debtor, if such petition against Licensee has not been stayed or dismissed within sixty (60) days after filing.

10.4	After The Regents has given the Notice of Default, and if Licensee fails to repair such default within sixty (60) days after the effective date of such notice, if the Parties can mutually agree, no later than one hundred twenty (120) days after the effective date of the Notice of Default, as to the measures Licensee is to take to adequately address the material breach by Licensee, then this Agreement will not terminate subject to Licensee’s performance of such measures. If the Parties are unable to mutually agree on the measures Licensee is to take to address the material breach, then the Parties will submit the dispute to an unrelated third party arbitrator to determine the measures Licensee is to take to address the material breach, in accordance with Paragraph 10.5 (“Baseball Arbitration”), except for any dispute under Articles 15 (Use of Names), 16 (Limited Warranties), 17 (Patent Infringement), and 18 (Indemnification).

10.5

Any Baseball Arbitration shall be held in San Francisco, California, according to the then-current commercial arbitration rules of the American Arbitration Association (“AAA”), except to the extent such rules are inconsistent with this Paragraph 10.5. The Baseball Arbitration will be conducted by one (1) arbitrator who shall be reasonably acceptable to the Parties and who shall be appointed in accordance with AAA rules. If the Parties are unable to select an arbitrator, then the arbitrator shall be appointed in accordance with AAA rules. Any arbitrator chosen hereunder shall have educational training and industry experience sufficient to demonstrate a reasonable level of experience relevant to the nature of the matter in dispute. Within twenty (20) days after the selection of the arbitrator, each Party shall submit to the arbitrator and the other Party a proposal for the steps Licensee is to take to address the material breach, together with any relevant evidence in support thereof (the “Proposals”). Within fifteen (15) days after the delivery of the last Proposal to the arbitrator, each Party may submit a written rebuttal of the other Party’s Proposal and may also amend and re-submit its original Proposal. The Parties and the arbitrator shall meet within fifteen (15) days after the Parties have submitted their Proposals, at which time each Party shall have one (1) hour to argue in support of its Proposal. The Parties shall not have the right to call any witnesses in support of their arguments, nor compel any production of documents or take any discovery from the other Party in preparation for the meeting. Within thirty (30) days after such meeting, the arbitrator shall select one of the Proposals so submitted by one of the Parties as the resolution of the dispute, but may not alter the terms of either Proposal and may not resolve the dispute in a manner other than by selection of one of the submitted Proposals. If a Party fails to submit a Proposal within the initial twenty (20) day time frame set forth above, the arbitrator shall select the Proposal of the other Party as the determination of the steps Licensee shall take to remedy the material breach. Any time period set forth in this Paragraph 10.5 may be extended by mutual agreement of the Parties. The content (but not the existence or outcome) of the proceedings shall be confidential. Each Party shall bear its own costs incurred in Baseball Arbitration, and Licensee shall pay the costs of the arbitrator. The Regents shall have the right to issue

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the Notice of Termination in respect of the applicable material breach following Baseball Arbitration only if Licensee fails to perform the measures to address such material breach as set forth in the Proposal selected by the arbitrator.

11. TERMINATION BY LICENSEE

11.1	Licensee will have the right at any time to terminate this Agreement in whole or as to any portion of Patent Rights by giving notice in writing to The Regents. Such notice of termination will be subject to Article 22 (Notices) and such termination of this Agreement in whole or in part will be effective ninety (90) days after the effective date of such notice of termination.

11.2	Any termination pursuant to Paragraph 11.1 will not relieve Licensee of any obligation or liability accrued hereunder prior to such termination or rescind anything done by Licensee or any payments made to The Regents hereunder prior to the time such termination becomes effective, and such termination will not affect in any manner any rights of The Regents arising under this Agreement prior to such termination.

12. DISPOSITION OF LICENSED PRODUCTS UPON TERMINATION

12.1	Upon termination of this Agreement, as to all Patent Rights for a period of one hundred and twenty (120) days after the date of termination, Licensee may complete the making of, and may Sell, any partially made Licensed Products, and Licensee may continue the practice of Licensed Methods only to the extent necessary to do the foregoing; provided that all such Sales will be subject to the terms of this Agreement including, but not limited to, the payment of Earned Royalties at the rate and at the time provided herein and the rendering of reports thereon.

13. PATENT PROSECUTION AND MAINTENANCE

13.1	The Regents will prosecute and maintain the patent applications and patents under Patent Rights, subject to Licensee’s reimbursement of The Regents’ out-of-pocket costs under Paragraph 13.3. All patent applications and patents under Patent Rights will be held in the name of The Regents. The Regents will have sole responsibility for retaining and instructing patent counsel, which patent counsel shall be reasonably acceptable to Licensee. If Licensee rejects three (3) choices of The Regents’ counsel, then The Regents may select counsel without acceptance by Licensee. The Regents will promptly provide Licensee with copies of all official patent office correspondence, and Licensee agrees to keep this documentation confidential in accordance with Article 25 (Confidentiality). Licensee may comment upon such documentation, and The Regents will take such comments into account, provided that if Licensee has not commented upon such documentation in reasonable time for The Regents to sufficiently consider Licensee’s comments prior to the deadline for filing a response with the relevant government patent office, The Regents will be free to respond appropriately without consideration of Licensee’s comments.

13.2	The Regents will use reasonable efforts to prepare or amend any patent application within Patent Rights to include claims, and to file patent applications within Patent Rights in any

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jurisdiction, as reasonably requested by Licensee to protect the Licensed Products or Licensed Services contemplated to be Sold or Licensed Methods to be practiced under this Agreement.

13.3	Subject to Paragraph 13.4, all past, present, and future costs for preparing, filing, prosecuting, and maintaining all patent applications and patents under Patent Rights (including, without limitation, the cost of interferences, reexaminations, oppositions, post-grant review, inter partes review, supplemental examinations, and other patent office administrative proceedings, and their appeals) (“Patent Costs”), which have not been previously reimbursed to The Regents, will be paid by Licensee, so long as the licenses granted to Licensee herein are exclusive. Such payments by Licensee for such Patent Costs are due within thirty (30) days after receipt by Licensee of invoice from The Regents, provided that if Licensee requests that The Regents prepare, file or prosecute any Patent Right in any manner that The Regents reasonably estimates would require The Regents to incur at least $20,000 in Patent Costs, and if The Regents so requests by providing Licensee with an invoice setting forth the estimate of such Patent Costs, then Licensee shall pay such Patent Costs in advance within thirty (30) days after receipt of such invoice. If The Regents requests payment of such Patent Costs in advance and Licensee fails to timely make such payment, The Regents will have no obligation to incur such Patent Costs. If Regents nevertheless elects to incur such Patent Costs, The Regents shall provide Licensee with an invoice for the actual Patent Costs incurred and, if Licensee does not pay such invoice within thirty (30) days, Licensee will no longer have rights to the Patent Rights for which such Patent Costs were incurred. If, however, The Regents reduces the exclusive licenses granted herein to nonexclusive licenses pursuant to Paragraph 6.3 or Paragraph 6.4, and The Regents grants one or more additional licenses, the subsequent Patent Costs will be divided equally among the licensed parties from the effective date of each subsequently granted license agreement.

13.4	Licensee’s obligation to pay Patent Costs will continue for so long as this Agreement remains in effect, provided that Licensee may terminate Licensee’s obligations with respect to any given patent application or patent under Patent Rights in any designated country upon sixty (60) days’ written notice to The Regents. In the event of such notice to The Regents, The Regents will undertake to curtail applicable Patent Costs billable to Licensee. The Regents may continue prosecution and maintenance of such patent applications or patents at The Regents’ sole discretion and expense, provided that Licensee will have no further right or licenses thereunder.

14. MARKING

14.1	Licensee will mark all Licensed Products made, used, offered for Sale, imported, or Sold under this Agreement, or their containers, in accordance with applicable patent marking laws.

15. USE OF NAMES AND TRADEMARKS

15.1	Nothing contained in this Agreement will be construed as conferring upon either Party any right to use in advertising, publicity, or other promotional activities any name,

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trademark, trade name, or other designation of the other Party (including any contraction, abbreviation, or simulation of any of the foregoing). Unless required by law or consented to in writing by The Regents, Licensee will not use the name “The Regents of the University of California” or the name of any University of California campus in advertising, publicity, or other promotional activities.

16. LIMITED WARRANTIES

16.1	The Regents, to the extent of the actual knowledge of the Executive Director of UC Davis InnovationAccess as of the Effective Date, warrants to Licensee that (a) The Regents has the lawful right to grant this license, (b) this Agreement does not conflict with any other agreement entered into by The Regents, (c) The Regents is the sole and exclusive owner of the Patent Rights, and (d) The Regents has not received any written notice challenging the patentability, validity, enforceability, scope or inventorship of the Patent Rights.

16.2	Except as set forth in Section 16.1, this license and the associated rights to the inventions are provided to Licensee WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. THE REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT PRACTICE OF THE INVENTIONS OR PATENT RIGHTS (INCLUDING MAKING, USING, SELLING, OFFERING TO SELL, OR IMPORTING LICENSED PRODUCTS, LICENSED SERVICES, OR LICENSED METHODS) WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT. LICENSEE MAKES NO REPRESENTATION OR WARRANTY THAT ANY LICENSED PRODUCT, LICENSED METHOD OR LICENSED SERVICE WILL BE SUCCESSFULLY DEVELOPED, APPROVED OR COMMERCIALIZED OR THAT ANY SALE OR LEVEL OF SALES WILL BE ACHIEVED, PROVIDED THAT THE FOREGOING DISCLAIMER SHALL NOT LIMIT LICENSEE’S MINIMUM ANNUAL ROYALTY OBLIGATIONS UNDER SECTION 5.3 OR DILIGENCE OBLIGATIONS UNDER ARTICLE 6.

16.3	(a)	EXCEPT FOR LICENSEE’S OBLIGATIONS REGARDING CLAIMS OF THIRD PARTIES PURSUANT TO ARTICLE 18 (INDEMNIFICATION), IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR A SUBLICENSE, OR THE USE OF THE INVENTIONS, PATENT RIGHTS, LICENSED METHODS, LICENSED SERVICES, OR LICENSED PRODUCTS.

(b)

EXCEPT FOR LICENSEE’S OBLIGATIONS REGARDING CLAIMS OF THIRD PARTIES PURSUANT TO ARTICLE 18 (INDEMNIFICATION) AND EXCEPT AS MAY RESULT FROM A BREACH OF ARTICLE 25 (CONFIDENTIALITY), NEITHER PARTY WILL BE LIABLE FOR ANY LOST PROFITS, COSTS OF PROCURING SUBSTITUTE GOODS OR SERVICES, LOST BUSINESS, ENHANCED DAMAGES FOR INTELLECTUAL PROPERTY INFRINGEMENT, OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR OTHER SPECIAL

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DAMAGES SUFFERED BY THE OTHER PARTY OR ITS AFFILIATES ARISING OUT OF OR RELATED TO THIS AGREEMENT FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY) EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

16.4	Nothing in this Agreement is or will be construed as:

(a)	a warranty or representation by The Regents as to the patentability, validity, enforceability, or scope of Patent Rights (except as set forth in Paragraph 16.1(d));

(b)	a warranty or representation that anything made, used, Sold, offered for Sale, or imported under any license granted in this Agreement is or will be free from infringement of patents of third parties;

(c)	an obligation to bring or prosecute actions or suits against third parties for patent infringement;

(d)	conferring by implication, estoppel, or otherwise any license or rights under any patent applications or patents of The Regents other than Patent Rights, regardless of whether such patent applications or patents are dominant or subordinate to Patent Rights; or

(e)	an obligation to furnish any know-how not provided in the patents and patent applications under Patent Rights.

17. PATENT INFRINGEMENT

17.1	In the event that Licensee learns of the substantial infringement of any Patent Rights, Licensee will promptly provide The Regents with notice and reasonable evidence of such infringement (“Infringement Notice”). During the time period and in a jurisdiction where Licensee has exclusive rights under this Agreement, neither Party will notify a third party, including the infringer, of the infringement without first obtaining consent of the other Party, which consent will not be unreasonably withheld. The Parties will use diligent efforts, in cooperation with each other, to terminate such infringement without litigation.

17.2	(a)	If such infringing activity has not been abated within ninety (90) days following the effective date of the Infringement Notice, Licensee may initiate suit for patent infringement against the infringer. The Regents may voluntarily join as a party in such suit at The Regents’ expense, but The Regents may not thereafter separately initiate suit against the infringer for the acts of infringement that are the subject of Licensee’s suit or any judgment rendered in that suit. Licensee may not cause The Regents to be joined as a party in a suit initiated by Licensee without The Regents’ prior written consent. If, in a suit initiated by Licensee, The Regents is involuntarily caused to be joined as a party, Licensee will pay any costs incurred by The Regents arising out of such suit, including, but not limited to, any legal fees of counsel that The Regents selects and retains to represent it in the suit.

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(b)	If, within a hundred and twenty (120) days following the effective date of the infringement Notice, the infringing activity has not been abated and if Licensee has not initiated suit against the infringer, The Regents may in its sole discretion initiate suit for patent infringement against the infringer. If The Regents initiates such suit, Licensee may not join such suit without The Regents’ consent, and Licensee may not thereafter separately initiate suit against the infringer for the acts of infringement that are the subject of The Regents’ suit or any judgment rendered in that suit.

17.3	Such suit initiated under Paragraph 17.2 will be at the expense of the initiating Party. All recoveries recovered pursuant to any suit initiated under Paragraph 17.2(a) will be allocated in the following order: (a) to each Party reimbursement for its attorneys’ costs, fees, and other related out-of-pocket expenses, to the extent such Party paid for such costs, fees, and expenses until all such costs, fees, and expenses are consumed for such Party; and (b) any remaining amount shared jointly by the Parties in proportion to the share of expenses paid by each Party, but in no event will The Regents’ share be less than [***] percent ([***]%) of such remaining amount. The foregoing notwithstanding, if such suit is initiated by Licensee and The Regents is not a party, The Regents’ share of any recoveries will be [***] percent ([***]%) of the amount of such recoveries remaining after reimbursement to Licensee of Licensee’s attorneys’ costs, fees and other related out-of-pocket expenses. In any suit initiated by The Regents under Section 17.2(b), any recovery will belong to The Regents.

17.4	Each Party will cooperate with the other Party in litigation initiated hereunder but at the expense of the initiating Party. Such litigation will be controlled by the initiating Party bringing the action, except that The Regents may be represented by counsel of its choice, and at its cost (except as otherwise stated), in any suit initiated by Licensee.

17.5	Any agreement made by Licensee for the purposes of settling litigation initiated hereunder or other related dispute that grants the infringer any rights under Patent Rights will comply with the requirements of Article 3 (Sublicenses). In no event may Licensee admit liability or wrongdoing on behalf of The Regents without The Regents’ prior written consent.

18. INDEMINIFCATION

18.1	Licensee will, and will require Sublicensees to, indemnify, hold harmless, and defend The Regents and its officers, employees, and agents; sponsors of the research that led to the Inventions; and the inventors of any patents and patent applications under Patent Rights and their employers; against any and all claims, suits, losses, damages, costs, fees, and expenses to the extent resulting from, or arising out of, any third party claim relating to the exercise of this license or any Sublicense. This indemnification will include, but not be limited to, any product liability.

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18.2	Licensee, at its sole cost and expense, will insure its activities in connection with any work performed hereunder and will obtain, keep in force, and maintain the following insurance:

(a)	Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

Each Occurrence	$	[	***]
Products/Completed Operations Aggregate	$	[	***]
Personal and Advertising Injury	$	[	***]
General Aggregate	$	[	***]

If the above insurance is written on a claims-made form, it will continue for three (3) years following termination or expiration of this Agreement. The insurance will have a retroactive date of placement prior to or coinciding with the Effective Date of this Agreement; and

(b)	Worker’s Compensation as legally required in the jurisdiction in which Licensee is doing business.

18.3	The coverage and limits referred to in Subparagraphs 18.2(a) and 18.2(b) will not in any way limit the liability of Licensee under this Article 18 (Indemnification). Upon written request by The Regents following the execution of this Agreement, Licensee will furnish The Regents with certificates of insurance evidencing compliance with all requirements, and Licensee will promptly notify The Regents of any material modification of the insurance coverages. Such certificates will:

(a)	provide for thirty (30) days’ (ten (10) days for non-payment of premium) advance written notice to The Regents of any cancellation of insurance coverages;

(b)	indicate that The Regents has been endorsed as an additional insured under the coverage described in Subparagraph 18.2(a); and

(c)	include a provision that the coverage will be primary and will not participate with, nor will be excess over, any valid and collectable insurance or program of self-insurance maintained by The Regents.

18.4	The Regents will promptly notify Licensee in writing of any claim or suit brought against The Regents for which The Regents intends to invoke the provisions of this Article 18 (Indemnification). In no event may Licensee admit liability or wrongdoing on behalf of The Regents or any other indemnitee without The Regents’ prior written consent. Licensee will keep The Regents informed of Licensee’s defense of any claims pursuant to this Article 18 (Indemnification). The Regents shall: (a) cooperate with Licensee, at Licensee’s expense, in connection with the defense and settlement of any such claim; and (b) not settle or compromise the claim without the written consent of Licensee. For avoidance of doubt, cooperation of faculty is at the discretion of faculty.

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19. COMPLIANCE WITH LAWS/EXPORT CONTROLS

19.1	Licensee will comply with all applicable international, national, state, regional, and local laws and regulations in performing its obligations hereunder and in Licensee’s use, manufacture, Sale, offer for Sale, or import of the Licensed Products or Licensed Services, or in Licensee’s practice of Licensed Methods. Without limitation, Licensee will observe all applicable United States and foreign laws and regulations governing the transfer to other countries of technical data related to Licensed Products, Licensed Services, or Licensed Methods, including, without limitation, with respect to the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.

19.2	Licensee understands that The Regents is subject to United States laws and regulations (including the Arms Export Control Act, as amended, and the Export Administration Act of 1979) controlling the export of technical data, computer software, laboratory prototypes, and other commodities, and The Regents’ obligations to Licensee under this Agreement are contingent on and subject to compliance with such laws and regulations. The transfer of certain technical data or commodities may require a license from an agency of the United States Government or written assurances by Licensee or Sublicensee that Licensee or Sublicensee will not export such technical data or commodities to certain foreign countries without prior approval of such agency. The Regents neither represents that such a license will not be required nor that, if required, it will be issued.

20. GOVERNMENT APPROVAL OR REGISTRATION

20.1	If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, Licensee will assume all legal obligations to do so. Licensee will notify The Regents if Licensee becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement. Licensee will make all necessary filings and pay all costs, including fees, penalties, and all other out-of-pocket costs, associated with such reporting or approval process, and The Regents will cooperate with Licensee’s reasonable requests relating thereto to the extent that The Regents is reasonably able to do so.

21. ASSIGNMENT

21.1	This Agreement is binding upon and will inure to the benefit of The Regents and to The Regents’ successors and assigns. This Agreement is personal to Licensee and assignable by Licensee only with the written consent of The Regents, provided that Licensee may, with written notice to The Regents, assign this Agreement, including, without limitation, all obligations owed to The Regents hereunder, to an acquiror of all or substantially all of Licensee’s stock or assets to which this Agreement relates, or to an Affiliate of Licensee.

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22. NOTICES

22.1	All notices under this Agreement will be deemed to have been fully given and effective when received and shall be deemed received (a) when delivered in person, (b) three (3) business days after being mailed by registered or certified United States mail, or (c) one (1) business day after being deposited with an overnight carrier service requiring signature by recipient, and addressed as follows:

To The Regents:	UC Davis InnovationAccess
1850 Research Park Drive, Suite 100
Davis, CA 95618-6153
Attn.: Executive Director
Ref: UC Case No. 2013-118

To Licensee:	Sage Therapeutics, Inc.
215 First Street
Cambridge, Massachusetts 02142
Attn.: Chief Commercial Officer

Either Party may change its address upon written notice to the other Party.

23. PAYMENTS

23.1	Payments to The Regents will be made by check or bank wire transfer addressed as follows. Licensee will be responsible for any bank fees associated with such wire transfers:

Checks:	The Regents of the University of California

Innovation Alliances and Services

1111 Franklin Street, 5th Floor

Oakland, CA 94607-5200

Attention: Chief Financial Officer

Referencing: UC Case No. 2013-118

Bank wire:	ACH/EFT:
[***]	[***]

[***]

[***]

Beneficiary Name: Regents of the University of California

[***]

[***]

Fax remittance advice to:	510-835-3705
University of California
Innovation Alliances and Services (IAS)
Referencing: UC Case No. 2013-118

23.2

If monies owed to The Regents under this Agreement are not received by The Regents when due, Licensee will pay to The Regents interest charges at a rate of [***] percent ([***]%) per annum. Such interest will be calculated from the date payment was due

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until actually received by The Regents. Such accrual of interest will be in addition to, and not in lieu of, enforcement of any other rights of The Regents related to such late payment. Acceptance of any late payment will not constitute a waiver under Article 24 (Waiver).

24. WAIVER

24.1	The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. None of the terms and conditions of this Agreement can be waived except by the written consent of the Party waiving compliance.

25. CONFIDENTIALITY

25.1	With respect to disclosures by one Party (“Disclosing Party”) to the other Party (“Receiving Party”) under this Agreement, the Receiving Party will, subject to Paragraphs 25.2 and 25.3, hold the Disclosing Party’s proprietary business and technical information, patent prosecution material, and other proprietary information, including the negotiated terms of this Agreement (all such proprietary information referred to collectively herein as “Proprietary Information”, which shall also include all “CONFIDENTIAL INFORMATION” disclosed under the Confidentiality Agreement), in confidence and against disclosure to third parties, with at least the same degree of care as the Disclosing Party exercises to protect the Disclosing Party’s own data and information of a similar nature, and will not use the Disclosing Party’s Proprietary Information other than for the purposes permitted under this Agreement. This obligation will expire ten (10) years after the termination or expiration of this Agreement.

25.2	With respect to Proprietary Information disclosed by the Disclosing Party to the Receiving Party, nothing contained herein will in any way restrict or impair the right of the Receiving Party to use, disclose, or otherwise deal with any information or data which:

(a)	at the time of disclosure to the Receiving Party by the Disclosing Party is available to the public by publication or otherwise, or thereafter becomes available to the public by publication or otherwise through no act of the Receiving Party;

(b)	the Receiving Party can show by written record was in the Receiving Party’s possession prior to the time of disclosure to the Receiving Party hereunder and was not acquired by the Receiving Party from the Disclosing Party;

(c)	is independently made available to the Receiving Party without restrictions as a matter of right by a third party, as demonstrated by written record;

(d)	is independently developed by employees or agents of the Receiving Party who did not have access to the information disclosed by the Disclosing Party, as demonstrated by written record; or

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e)	is subject to disclosure under the California Public Records Act or other requirements of law.

In addition, the Receiving Party may, to the extent necessary, disclose the Disclosing Party’s Proprietary Information in accordance with a judicial or other governmental rule, regulation or order, provided that the Receiving Party either (1) gives the Disclosing Party reasonable notice prior to such disclosure to allow the Disclosing Party a reasonable opportunity to seek a protective order or equivalent, or (2) obtains written assurance from the applicable judicial or governmental entity that it will afford such Proprietary information the highest level of protection afforded under applicable law or regulation, if available.

25.3	The Regents will be free to release to the inventors, The Regents’ senior administrators, and individual Regents the terms and conditions of this Agreement upon their request. Licensee will be free to disclose the terms and conditions of this Agreement to bona fide potential or actual Sublicensees, advisors, consultants, investors, acquirers, lenders, investment bankers or other potential financial partners in connection with Licensee’s proposed financing or business combination activities. If any such release described in this Paragraph 25.3 is made, the applicable Party will inform the recipient(s) of the confidentiality obligations set forth above and will request that they not disclose such terms and conditions to others. Should a third party inquire whether a license to Patent Rights is available, The Regents may disclose the existence of this Agreement and the extent of the grant in Articles 2 (Grant) and 3 (Sublicenses) to such third party but, unless Licensee so consents, The Regents will not otherwise disclose the name of Licensee (or other negotiated terms of this Agreement) unless (a) Licensee or a third party has already made such disclosure publicly, or (b) such disclosure is required under the California Public Records Act or other requirements of law.

25.4	Within fifteen (15) days following the effective date of termination or expiration of this Agreement, each Receiving Party agrees to destroy or return to the Disclosing Party Proprietary Information received from the Disclosing Party which is in the possession of the Receiving Party. However, each Receiving Party may retain one copy of Proprietary Information received from the Disclosing Party for archival purposes in non-working files for the sole purpose of verifying the ownership of the Proprietary Information, provided such Proprietary Information will be subject to the confidentiality provisions set forth in this Article 25 (Confidentiality). Subject to such right to retain for archival purposes, each Receiving Party agrees to provide to the Disclosing Party, within thirty (30) days following termination of this Agreement, a written notice that Proprietary Information received from the Disclosing Party has been returned or destroyed.

26. SEVERABILITY

26.1	The provisions of this Agreement are severable, and in the event that any provision of this Agreement is determined to be invalid or unenforceable under any controlling law, such invalidity or enforceability will not in any way affect the validity or enforceability of the remaining provisions hereof.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

27. APPLICABLE LAW; ATTORNEYS’ FEES

27.1	This Agreement will be construed, interpreted, and applied in accordance with the laws of the State of California, excluding any choice-of-law rules that would direct the application of the laws of another jurisdiction, except that the scope and validity of any patent or patent application under Patent Rights will be determined by the applicable law of the country of such patent or patent application. The prevailing Party in any such legal action under this Agreement will be entitled to recover its reasonable attorneys’ fees in addition to its costs and necessary disbursements.

28. FORCE MAJEURE

28.1	Except for Licensee’s obligation to make any payments to The Regents hereunder, the Parties will be excused from any performance required hereunder if such performance is rendered impossible or infeasible due to any catastrophe or other major event beyond their reasonable control, including, without limitation, war, hot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lockouts, or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events have abated, the Parties’ respective obligations hereunder will resume.

29. SCOPE OF AGREEMENT

29.1	Neither Party will use this Agreement as a basis to invoke the CREATE Act, 35 U.S.C. 102(c), without the written consent of the other Party.

29.2	This Agreement incorporates the entire agreement between the Parties, and supersedes all previous communications, representations, or understandings, whether oral or written, between the Parties, relating to the Patent Rights. The Confidentiality Agreement and the Letter Agreement specified in the Recitals above are hereby superseded.

29.3	This Agreement may be modified only by written amendment duly executed by the Parties.

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

In witness whereof, the Parties have executed this Agreement in duplicate originals by their respective authorized officers or representatives on the respective dates below.

SAGE THERAPEUTICS, INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Thomas D. Anderson	By:	/s/ Dushyant Pathak
	Signature		Signature
Name:	Thomas D. Anderson	Name:	Dushyant Pathak
Associate Vice Chancellor Technology Management and Corporate Relations
Title:	Chief Commercial Strategy Officer
Date:	June 7, 2015	Date:	June 6, 2015

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

TABLE OF CONTENTS

1.	DEFINITIONS	2

2.	GRANT	4

3.	SUBLICENSES	5

4.	FEES	6

5.	ROYALTIES	7

6.	DILIGENCE	8

7.	PROGRESS AND ROYALTY REPORTS	9

8.	BOOKS AND RECORDS	10

9.	LIFE OF THE AGREEMENT	10

10.	TERMINATION BY THE REGENTS	11

11.	TERMINATION BY LICENSEE	13

12.	DISPOSITION OF LICENSED PRODUCTS UPON TERMINATION	13

13.	PATENT PROSECUTION AND MAINTENANCE	13

14.	MARKING	14

15.	USE OF NAMES AND TRADEMARKS	14

16.	LIMITED WARRANTIES	15

17.	PATENT INFRINGEMENT	16

18.	INDEMNIFICATION	17

19.	COMPLIANCE WITH LAWS/EXPORT CONTROLS	19

20.	GOVERNMENT APPROVAL OR REGISTRATION	19

21.	ASSIGNMENT	19

22.	NOTICES	20

23.	PAYMENTS	20

24.	WAIVER	21

25.	CONFIDENTIALITY	21

26.	SEVERABILITY	22

27.	APPLICABLE LAW; ATTORNEYS’ FEES	23

28.	FORCE MAJEURE	23

29.	SCOPE OF AGREEMENT	23

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